As filed with the Securities and Exchange Commission on October 24, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Knightscope, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-2482575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

305 North Mathilda Avenue Sunnyvale, California (Address of Principal Executive Offices)	94085 (Zip Code)

Knightscope, Inc. 2022 Equity Incentive Plan
(Full title of the plan)

William Santana Li
Chairman, Chief Executive Officer and President
305 North Mathilda Avenue

Sunnyvale, California 94085

(Name and address of agent for service)

(650) 924-1025
(Telephone number, including area code, of agent for service)

Copies to:

Michael Podolny

Sidley Austin LLP

1001 Page Mill Road Building 1

Palo Alto, California 94304

Telephone: (650) 565-7000

Fax: (650) 565-7100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of Class A common stock, par value of $0.001 per share (the “Common Stock”), of Knightscope, Inc. (the “Registrant”) to be issued pursuant to the Knightscope, Inc. 2022 Equity Incentive Plan, as amended (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2022 (File No. 333-264454), August 15, 2022 (File No. 333-266891), June 2, 2023 (File No. 333-272393) and March 31, 2025 (File No. 333-286275) (the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E on Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

a.

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025, as amended by Form 10-K/A, filed with the Commission on April 30, 2025 (the “2024 10-K/A”);

b.

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 14, 2025 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on August 12, 2025;

c.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 31, 2025, April 14, 2025, July 18, 2025, July 21, 2025, and September 9, 2025; and
d.

The description of the Common Stock incorporated by reference in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 25, 2022, including any amendments or reports filed with the Commission for the purpose of updating such description, including Exhibit 4.1 to the 2024 Form 10-K/A.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Index
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.1 to Knightscope, Inc.’s Regulation A Offering Statement on Form 1-A (File No. 024-11004))

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated April 5, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on April 8, 2024).

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.5

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.6

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.7	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on July 21, 2025)).

4.8	Knightscope, Inc. 2022 Equity Incentive Plan, as amended (incorporated by reference to Annex A-2 to the Registrant’s Definitive Proxy Statement (File No. 001-41248) filed on July 21, 2025).

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of BMP LLP.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 24, 2025.

KNIGHTSCOPE, INC.

By	/s/ William Santana Li
William Santana Li
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Knightscope, Inc. hereby constitutes and appoints William Santana Li and Apoorv Dwivedi, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Santana Li	Chairman, Chief Executive Officer and President	October 24, 2025
William Santana Li	(Principal Executive Officer)

/s/ Apoorv Dwivedi	EVP, Chief Financial Officer, and Secretary	October 24, 2025
Apoorv Dwivedi	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Billings	Director	October 24, 2025
William Billings

/s/ Robert Mocny	Director	October 24, 2025
Robert Mocny

/s/ Melvin Torrie	Director	October 24, 2025
Melvin Torrie